PRICING SUPPLEMENT NO. 96-60 Dated August 25, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357
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^                       BENEFICIAL CORPORATION
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^                     Medium-Term Notes, Series H
^                         (Book Entry Notes)
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The Price to Public of these Medium-Term Notes, Series H, is 100% (as a percentage of Principal Amount). The Principal Amount, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:
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>    >                                                        Interest<
Principal    >    >Settlement    >     Maturity >    >>       Rate<
Amount       >    >Date          >    >Date     >>            Per Annum<
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$6,000,000   >    >August 28, 1997    >August 30, 2004        6.88%